UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2013

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 10, 2013, Avanir Pharmaceuticals, Inc. (the “Company”) issued a press release announcing certain preliminary unaudited financial results for the three and twelve months ended September 30, 2013 (the “Earnings Press Release”). A copy of the Earnings Press Release is furnished herewith as Exhibit 99.1.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On December 10, 2013 the Company entered into a second amendment (the “Second Amendment”) to the Sales Agreement dated August 8, 2012 as amended July 5, 2013 (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) relating to the sale of up to $50,000,000 of shares of the Company’s common stock, $0.0001 par value per share, to increase the amount available to sell under the Sales Agreement by an additional $30,000,000.

A copy of the Sales Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-183153) filed on August 8, 2012. A copy of the first amendment was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-189831) filed on July 5, 2013. A copy of the Second Amendment is filed herewith as Exhibit 1.1. A copy of the opinion of Ropes & Gray LLP relating to the validity of the shares to be sold pursuant to the Sales Agreement, as amended by the Second Amendment, is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Second Amendment to Sales Agreement, dated December 10, 2013

5.1	Opinion of Ropes & Gray LLP

99.1	Earnings Press Release, dated December 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

1.1	Second Amendment to Sales Agreement, dated December 10, 2013

5.1	Opinion of Ropes & Gray LLP

99.1	Earnings Press Release, dated December 10, 2013